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                                                                    EXHIBIT 99.1

                                                                   [LOGO]

FOR IMMEDIATE RELEASE


            MAJOR STUDY LAUNCHED TO TEST WHETHER PATIENT RESPONSE TO
             RHEUMATOID ARTHRITIS DRUGS CAN BE PREDICTED BY COMMON
                                 GENETIC MARKERS

    -- Study to Be Conducted by Interleukin Genetics and UnitedHealth Group, a Novel Partnership Between Biotechnology and Managed Care --

WALTHAM, MA - MAY 29, 2002 -Interleukin Genetics, Inc. (NASDAQ:ILGN) and researchers at UnitedHealth Group's Center for Health Care Policy & Evaluation announced today the launch of a new clinical study to determine the influence of genetic markers on an individual's response to anti-IL-1 and anti-TNFa therapy in adults with rheumatoid arthritis. While new biologic agents for the treatment of rheumatoid arthritis offer tremendous hope to some patients, many may receive little to no clinical benefit. Furthermore, these drugs have been associated with an increasing risk of adverse side effects and treatment costs can exceed $10,000 per year. Interleukin Genetics plans to combine the results of this study with economic modeling data and additional clinical study results to develop an inexpensive test to assist physicians and patients in selecting which of the biologic rheumatoid arthritis drugs would bring the greatest clinical benefit.

Rheumatoid arthritis (RA) is a chronic disease of unknown cause characterized by prolonged inflammation, swelling, and pain of multiple joints. RA is a debilitating and costly disease that affects quality of life. Although the underlying cause of the variable clinical expression is not known, results of several studies indicate that differences in individual genetic factors play a central role.

"By combining our expertise in the genetics of inflammation with the clinical leadership provided by UnitedHealth Group, we believe this study will elucidate a strong association between an individual's genetic make-up and response to rheumatoid arthritis therapy," said Dr. Paul (Kip) Martha, Chief Medical Officer at Interleukin Genetics. "This study is part of our TARxGET RA program, a worldwide, comprehensive clinical, economic and functional genetics program directed toward the development of a pharmacogenetic test to help doctors and patients choose the best course of rheumatoid arthritis therapy. We believe that this test will not only enhance the quality of life for rheumatoid arthritis patients, but will also serve as a valuable tool to help the managed care industry better allocate their resources by enabling patients to get on the right treatment path from the start."

Dr. Martha added, "In the next phase of our TARxGET RA program, Interleukin Genetics will


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conduct a cost modeling study of our pharmacogenetic test with the School of
Health and Related Research (ScHARR - UK) to determine its economic impact on the healthcare systems in both the U.S. and U.K."

STUDY DESIGN
The study has recently received IRB approval (Institutional Review Board) and will be conducted through collaboration between UnitedHealth Group's Center for Health Care Policy & Evaluation, Interleukin Genetics and the University of Sheffield, U.K. Investigators will examine whether specific variations in the IL-1 and TNF(alpha) gene families, alone or in combination, are associated with the response to anti-TNFa therapy in adults with rheumatoid arthritis. The study will enroll approximately 2000 patient volunteers with a previous history of RA and use of the drugs Enbrel(R) or Remicade(R) within a 12-month period. The study will test responders and non-responders to determine if there is a useful clinical difference between the two groups based on their genotypes. Participants will be asked to sign an informed consent form, complete a questionnaire and provide a cheek swab sample for genotyping. Each sample will be coded and blinded to ensure the confidentiality of each volunteer's genetic information. Individual identities and records will not be shared with Interleukin Genetics and UnitedHealth group personnel.

BACKGROUND ON IL-1 AND TNFa VARIABILITY IN RHEUMATOID ARTHRITIS
Inflammation in rheumatoid arthritis involves the action of several proteins in the body known as inflammatory cytokines. Two of these cytokines, IL-1 (Interleukin-1) and TNFa (Tumor Necrosis Factor Alpha), influence the overall disease severity through their relative levels of activity. Recent research indicates that the contribution of IL-1 versus TNFa to disease activity differs among individuals with rheumatoid arthritis. As is true for all regulatory proteins, individual genes direct production of IL-1 and TNFa, and some of the common differences in these genes (called single nucleotide polymorphisms or SNPs) produce significant alterations in the level of IL-1 or TNFa activity in the human body.

Currently, there are three protein-based drugs on the market in the United States and Europe for rheumatoid arthritis that act by blocking IL-1 or TNFa activity, Enbrel(R), Remicade(R) and more recently, Kineret(R). Enbrel(R) and Remicade(R) act by blocking TNFa action, while Kineret(R) selectively blocks IL-1. There is substantial variation in individual responses to each compound.

ABOUT INTERLEUKIN GENETICS' TARxGET RA PROGRAM
This study with UnitedHealth Group's Center for Health Care Policy & Evaluation is part of Interleukin Genetics' TARxGET program (Translating Advanced Research in Genomics into more Effective Therapeutics) for rheumatoid arthritis. The TARxGET RA Program is comprised of several clinical, economic and functional genomics studies to examine the role that common variations in genes involved in the critical pathways play in determining an individual's response to anti-IL-1 and anti-TNFa rheumatoid arthritis therapies. Interleukin Genetics will use the results of these studies to develop a single, pharmacogenetic test to help doctors choose the right treatment for patients based on an individual's genetic make-up.

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Note to editors: For a copy of a statement released by the Arthritis Foundation on the value of pharmacogenetics research to the treatment and care of rheumatoid arthritis patients, please call one of the company contacts listed below or Debbie Gruver, Arthritis Foundation, at (404) 965-7857.

Enbrel(R)is a registered and marketed in the U.S. by Immunex.
Remicade(R)is a registered and marketed in the U.S. by Centocor.
Kineret(R)(anakinra) is registered and marketed in the U.S. by Amgen.

About Interleukin
Interleukin Genetics is a biotechnology company focused on inflammation. The company uses functional genomics to develop diagnostic and therapeutic products based on the genetic variations in people to help prevent or treat diseases of inflammation. Interleukin's TARxGET (Translating Advanced Research in Genomics into more Effective Therapeutics) programs focus on the areas of cardiovascular disease, rheumatoid arthritis and osteoporosis and include the development of tests to assess a person's risk for heart disease and osteoporosis as well as a test to help doctors and patients choose the best course of therapy for rheumatoid arthritis. These products will enable the managed care industry to improve patient care and better allocate resources. In addition to its research partnerships with numerous academic centers in the U.S. and Europe, Interleukin's corporate collaborators include the leading healthcare organizations, Kaiser Permanente and UnitedHealth Group. For more information about Interleukin and its ongoing programs, please visit HTTP://WWW.ILGENETICS.COM

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, risk of market acceptance of Company products, ability of the Company to raise necessary capital, risk of technology and products obsolescence, delays in development of products, reliance on partners, competitive risks and those risks and uncertainties described in the Company's Form 10-K as filed on March 28, 2002, and in other filings made by the Company with Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

FOR INTERLEUKIN GENETICS:
SHARON LEIBOWITZ                            KARI LAMPKA
Interleukin Genetics, Inc.                  MacDougall BioCommunications, Inc.
(781) 398-0700                              (508) 647-0209
                                            OR
                                            PETER STEINERMAN
                                            (516) 374-3031

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